Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

September 25, 2014

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Ladies and Gentlemen:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), on September 25, 2014. The Registration Statement relates to the offer and sale by the Company from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) one or more series of senior or subordinated debt securities (the “Debt Securities”), which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) stock purchase contracts (the “Purchase Contracts”), (iv) stock purchase contract units that consist of (a) a Purchase Contract and (b) Debt Securities, Preferred Stock (as defined below) or U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract (the “Purchase Contract Units”), (v) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may include terms permitting or requiring holders to convert or exchange their Preferred Stock for Common Stock or other securities, (vi) public receipts of depositary shares representing shares of Preferred Stock (the “Depositary Shares”), and/or (vii) warrants of the Company to purchase Debt Securities, Preferred Stock, Common Stock or units of two or more of these types of securities (the “Warrants”).

The Debt Securities may be issued pursuant to (a) a senior indenture dated as of January 26, 2012, among the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is attached as Exhibit 4.5 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Senior Indenture”) and (b) a subordinated debt indenture to be entered into between the Company and the Trustee, a form of which is attached as Exhibit 4.6 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”). The Purchase Contracts will be issued pursuant to

ONEOK, Inc.

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ONEOK, Inc.

September 25, 2014

one or more purchase contract agreements (each, a “Purchase Contract Agreement” and collectively the “Purchase Contract Agreements”) to be entered into between the Company and a financial institution identified therein as a purchase contract agent (each, a “Purchase Contract Agent”). The Indentures, the Purchase Contracts, the Purchase Contract Units, the Purchase Contract Agreements and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In arriving at the opinions expressed below, we have examined the originals or copies, certified or otherwise identified to our satisfaction of the following:

(i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), on file with the Secretary of State of the State of Oklahoma;

(ii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), as certified by an officer of the Company;

(iii) the Registration Statement;

(iv) the Prospectus;

(v) the Senior Indenture;

(vi) the Subordinated Indenture;

(vii) certain resolutions of the board of directors of the Company, as certified by an officer of the Company; and

(viii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Documents, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

In rendering the opinions expressed below, we have assumed that:

(i) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement;

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September 25, 2014

(ii) all of the parties to the Documents have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties (other than as expressly addressed in the opinions below as to the Company), enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto;

(iii) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any breaches of, or defaults under, agreements or instruments, violations of statutes, rules, regulations or court or governmental orders, or failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities;

(iv) that all of the parties to the Documents will comply with all laws applicable thereto;

(iv) at the time of the execution, issuance and delivery of (A) any Purchase Contract Units that include debt obligations of third parties (including U.S. Treasury securities), such debt obligations of third parties will be the valid and legally binding obligation of such third parties, and the indenture relating to such debt obligations will be the valid and legally binding obligation of such third parties and each trustee party to such indenture, enforceable against such third parties and trustee parties in accordance with its terms, and that such third parties and trustee parties will comply with all of their obligations under such indenture and all laws applicable thereto and (B) with respect to any Purchase Contract Units that include Preferred Stock, such Preferred Stock will be validly issued, fully paid and non-assessable and the Purchase Contract relating to such Preferred Stock will be enforceable against the Company in accordance with its terms; and

(v) any Purchase Contracts and Purchase Contract Units are governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) registered pursuant to the Registration Statement have been duly authorized by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith, (iii) the applicable Indenture and any relevant supplemental indenture have been duly authorized, executed and delivered by the Company, (iv) the terms of the Debt Securities and their issue and sale (A) have been duly established in conformity with the applicable Indenture, (B) do not violate any applicable law or any applicable public policy, (C) are not subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6b of the New York General Obligations Law will apply in the case of all Debt Securities, (D) do not result in a default under or breach of any agreement or instrument then binding on the Company and (E) comply with

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September 25, 2014

any requirement or restriction imposed by any law or any court or governmental body having jurisdiction over the Company, and (v) the Debt Securities have been duly executed, authenticated and delivered against payment thereof in accordance with the terms of the applicable Indenture and any relevant supplemental indenture and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

2. When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Purchase Contract Units and the Purchase Contracts registered pursuant to the Registration Statement have been duly authorized by the Company in conformity with the Certificate of Incorporation and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith, (iii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, (iv) the terms of the Purchase Contract Units and Purchase Contracts and their issue and sale have been duly established in conformity with the applicable Purchase Contract Agreements, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any law or any court or governmental body having jurisdiction over the Company, (v) (A) the issuance and terms of the Debt Securities or the debt obligations of third parties, which may each be a component of the Purchase Contract Units and related matters have been established in accordance with the terms of the applicable Indenture (in the case of such Debt Securities) or other indenture (in the case of such debt obligations of third parties) and applicable law and (B) the issuance and terms of the Preferred Stock which may be a component of the Purchase Contract Units have been duly authorized by the Company, (vi) the due filing of the certificate of designation with respect to such Preferred Stock has occurred and (vii) (A) the Purchase Contract Units, (B) the Purchase Contracts, (C) the Debt Securities or debt obligations of third parties, or (D) the Preferred Stock has been duly executed, authenticated (in the case of Debt Securities or debt obligations of third parties) and delivered against payment thereof in accordance with the provisions of the applicable Purchase Contract Agreement (in the case of such Purchase Contracts), Indenture (in the case of such Debt Securities) or other indenture (in the case of such debt obligations of third parties) and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Purchase Contract Units and the Purchase Contracts will constitute valid and binding obligations of the Company.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any provision of the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

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(iii) related to (A) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (B) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency, or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.

The opinions set forth above are subject to the following qualifications (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the laws of the State of New York, as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

ONEOK, Inc.

September 25, 2014

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Andrews Kurth LLP